                                                                    EXHIBIT 4.19

Dated _______, 2007

                                   UWINK, INC.

                                     WARRANT

         THIS CERTIFIES that, for value received, ____________ and its registered assigns (the "HOLDER"), is entitled to subscribe for and purchase from uWINK, INC., a Delaware corporation (the "COMPANY"), up to _______ fully paid and nonassessable shares (the "WARRANT SHARES") of common stock, $.001 par value, of the Company (the "COMMON STOCK") at an exercise price of $____ per share (the "EXERCISE PRICE") subject to adjustment as provided in Section 3 hereof, at any time or from time to time during the period (the "EXERCISE PERIOD") commencing on the date hereof and ending on the five year anniversary of the date hereof (the "EXPIRATION DATE"). At 6:30 p.m., New York City time on the Expiration Date, the portion of this warrant (this "WARRANT") not exercised prior thereto shall be and become void and of no value.

         This Warrant is issued pursuant to that certain [Subscription Agreement dated ____, 2007 between the Company and the Investor (the "SUBSCRIPTION AGREEMENT")] [Placement Agency Agreement between the Company and Merriman Curhan Ford & Co. (the "PLACEMENT AGENCY AGREEMENT")].

         Notwithstanding anything herein to the contrary, if, and only to the extent that, the Holder is a placement agent in connection with the offering contemplated by the Placement Agency Agreement, this Warrant and the securities issuable upon exercise hereof may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of six (6) months immediately following the date of effectiveness of the public offering of the Company's securities pursuant to Registration Statement No.: 333-144029 as filed with the Securities and Exchange Commission, except in accordance with NASD Rule 2710(g)(2).

SECTION 1. EXERCISE OF WARRANT.

         (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part, at any time and from time to time during the Exercise Period, by (i) delivery of written notice to the Company in the form attached as Exhibit A hereto (the "EXERCISE NOTICE") at least five (5) Trading Days (defined below) prior to the date of exercise of the Warrant, (ii) the surrender of this Warrant (properly endorsed) at the office of the Company, or at such other agency or office of the Company in the United States of America as it may designate by notice in writing to the Holder hereof at the address of such Holder appearing on the books of the Company and (iii) delivery payment to the Company of the Exercise Price for the Warrant Shares being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the Holder, and if such exercise shall not have been for all Warrant Shares, a new Warrant, registered in the name of the Holder hereof, of like tenor to this


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Warrant, shall be delivered to the Holder hereof within a reasonable time, not exceeding five (5) Trading Days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which the Warrant was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

         (b) The Company shall, upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the facilities of The Depository Trust Corporation or another established clearing corporation performing similar functions.

         (c) For purposes of this agreement, "TRADING DAY" means: (i) any day on which the Common Stock is listed and traded on the American Stock Exchange ("AMEX"), or (ii) if the Common Stock is not then listed and traded on AMEX, then a day on which trading occurs on any of the New York Stock Exchange or any market which is a part of the Nasdaq Stock Market (each, an "ELIGIBLE MARKET") (or any successor thereto), or (iii) if trading ceases to occur on an Eligible Market (or any successor thereto), any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

         (c) In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third (3rd) Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a bona fide sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either: (i) pay cash to the Holder in an amount equal to the closing price of the Common Stock, as listed on the OTC Bulletin Board or any national exchange on which the Common Stock is then listed (the "Closing Price"), on the date of such purchase by the Holder (plus brokerage commissions, if any) for the shares of Common Stock so purchased less the Exercise Price (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of: (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

         (d) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional upon satisfaction by the Holder of the conditions to exercise this Warrant set forth in sub-section (a) above, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof,


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the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company (other than the Holder's obligations with respect to the exercise hereof in accordance with sub-section (a) above) or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

SECTION 2. PAYMENT OF EXERCISE PRICE.

         The Holder shall pay the Exercise Price in immediately available funds; PROVIDED, HOWEVER, that if at any time there is no effective registration statement registering the issuance of the Warrant Shares or no current prospectus available for, the resale of the Warrant Shares by the Holder, the Holder may satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                  X = Y [(A-B)/A]
where:
                  X = the number of Warrant Shares to be issued to the Holder.

                  Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                  A = the arithmetic average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

                  B = the Exercise Price.


SECTION 3. ADJUSTMENT OF EXERCISE PRICE. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 3.

         (a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the


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determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

         (b) FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another person and the Company is not the surviving party, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 3(a) above) (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "ALTERNATE CONSIDERATION"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. In the event of a Fundamental Transaction, the Company shall or shall cause the successor or purchasing person, as the case may be, to execute with the Holder a written agreement providing that:

                  (i) this Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this Section 3(b),

                  (ii) in the case of any such successor or purchasing person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Warrant and the Placement Agency Agreement, and

                  (iii) if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, all rights applicable to registration of the Common Stock issuable upon exercise of this Warrant shall apply to the Alternate Consideration.

         If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a person other than the Company or any such successor or purchasing person, as the case may be, in such Fundamental Transaction, then the Company


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shall cause such written agreement to also be executed by such other person and to contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The Company shall cause the terms of any agreement pursuant to which a Fundamental Transaction is effected to include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company in which the consideration issued consists principally of cash or stock in a non-public company, the Company (or any such successor or surviving entity) will, upon request of the Holder, purchase the Warrant from the Holder for a purchase price, payable in cash within five (5) Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such request.

         (c) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company's Board of Directors) or options or rights not referred to in Sections 3(a) or (b), then, in each such case, upon exercise of this Warrant within ninety (90) days of such distribution, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

         (d) CALCULATIONS. All calculations under this Section 3 shall be made to the nearest cent or rounded up to the nearest whole share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

         (e) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this Section 3, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.


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SECTION 4. ADJUSTMENT OF WARRANT SHARES.

         Upon each adjustment of the Exercise Price as provided in Section 3, the Holder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Exercise Price existing prior to such adjustment by (B) the new Exercise Price resulting from such adjustment. No fractional shares of capital stock of the Company shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be rounded up to the nearest whole share.

SECTION 5. NO STOCKHOLDER RIGHTS.

         This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

SECTION 6. COVENANTS OF THE COMPANY

         (a) The Company shall at all times have authorized and reserved, or shall authorize and reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         (b) The Company shall (i) keep a registration statement relating to the Warrant Shares or their resale continuously effective until the Expiration Date (including such day), and (ii) have a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue the Warrant Shares pursuant to a registration statement upon exercise of the Warrant.

SECTION 7. ASSIGNMENT, TRANSFER OF WARRANT.

         This Warrant may be assigned by the Holder by delivery of a completed Form of Assignment attached as Exhibit B hereto. This Warrant and all rights hereunder are transferable, in whole, or in part, at the agency or office of the Company or at the office of any warrant agent appointed by the Company, by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.


                                       6

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SECTION 8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.

         If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

SECTION 9. NOTICES.

         All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by facsimile transmission or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, addressed to such party as provided in the [Subscription Agreement] [Placement Agency Agreement] or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by facsimile transmission, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (ii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 12, "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

SECTION 11. BINDING EFFECT ON SUCCESSORS.

         Subject to the provisions hereof relating to Fundamental Transactions, this Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 12. DESCRIPTIVE HEADINGS AND GOVERNING LAW.

         (a) The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York (without giving effect to conflicts of law principles thereof).

         (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the


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generality of the foregoing, the Company: (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

         (c) EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS WARRANT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS WARRANT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.


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SECTION 13. FRACTIONAL SHARES.

         No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

SECTION 14. SEVERABILITY.

         In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officer as of the date first above written.


                                   UWINK, INC.


                                   By: __________________________________
                                       Name:
                                       Title:


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

                                    EXHIBIT A

                             FORM OF EXERCISE NOTICE

         (To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

         To:      uWink, Inc.

         The undersigned is the Holder of Warrant No. _______ (the "Warrant") issued by uWink, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

         1. The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

         2. The undersigned Holder hereby exercises its right to purchase _______________ Warrant Shares pursuant to the Warrant.

         3. The Holder intends that payment of the Exercise Price shall be made as (check one):

                  __________  "Cash Exercise" under Section 2

                  __________  "Cashless Exercise" under Section 2 (if permitted)

         4. If the holder has elected a Cash Exercise under Section 2 (if permitted), the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

         5. Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

         6. Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

 Dated:   ,                                   Name of Holder:

                                                         (Print)


                                                           By:
                                                          Name:
                                                          Title:


                                                (Signature must conform in
                                                 all respects to name of
                                                holder as specified on the
                                                   face of the Warrant)

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

         [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of uWink, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of uWink, Inc. with full power of substitution in the premises.

 Dated:   ,

          (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                              Address of Transferee


In the presence of: